Exhibit 10.1

Execution Version

SECOND OMNIBUS AMENDMENT

This SECOND OMNIBUS AMENDMENT, dated as of April 25, 2022 (this “Agreement”), is entered into among Pareteum Corporation, a Delaware corporation (the “Issuer”), each of the Subsidiaries of the Issuer a party hereto (each a “Guarantor”; and together with the Issuer, collectively, the “Grantors”), Circles MVNE Pte. Ltd., (“Circles”) in its capacity as successor in interest to the Original Initial Holder (references herein to the Original Initial Holder shall refer to High Trail Investments SA LLC, the original Initial Holder and references herein to the “Successor Initial Holder” shall refer to Circles), Circles, in its capacity as successor in interest to the Original Incremental Holder (references herein to the Original Incremental Holder shall refer to Channel Ventures Group, LLC, the original Incremental Holder and references herein to the “Successor Incremental Holders” shall refer to Circles), High Trail Investments SA LLC, in its capacity as resigning agent with regard to collateral, administration or any other services provided under the Note Documents (in such capacity, the “Resigning Agent” for the Holders (as defined below), and Circles in its capacity as successor agent under the Note Documents (in such capacity, the “Successor Agent”). Capitalized terms used in this Agreement without definition shall have the meanings provided in Article I or the Securities Purchase Agreement, as applicable.

PRELIMINARY STATEMENTS:

The Issuer issued the Initial Note in favor of the Original Initial Holder pursuant to the Securities Purchase Agreement. The Obligations due to the Original Initial Holder thereunder are secured by the Collateral of the Grantors pursuant to the Security Documents.

The Initial Note has previously been amended by that certain Amendment to Senior Secured Convertible Note Due 2025, dated as of July 18, 2020, that certain Forbearance Agreement dated as of November 30, 2020, that certain Forbearance Agreement dated as of May 20, 2021, and that certain Amendment No. 4 to Senior Secured Convertible Note Due 2025 dated as of June 18, 2021, each between the Issuer and the Original Initial Holder.

Under Joinder Agreements dated November 26, 2021 and December 17, 2021, the Issuer issued and sold the Incremental Notes to the Original Incremental Holders on the terms, and subject to the conditions of, the Securities Purchase Agreement, as so amended, including that the Obligations due to the Original Incremental Holders under the Incremental Notes would also be secured by the Collateral of the Grantors pursuant to the Security Documents as therein provided.

Circles and each of the Existing Holders have executed a Note Sale Contract, dated April 25, 2022, under which each of the Existing Holders have sold, assigned, and conveyed to Circles all of the Existing Holders’ right, title and interest in, to and under the Initial Notes and Incremental Notes.

The Resigning Agent has agreed to resign from all agency duties pursuant to the terms of the Note Sale Contract. The Holders would like to accept such resignations and to appoint Circles as Successor Agent. Circles would like to accept such appointments. The Holders, the Resigning Agent, and the Successor Agent would like the Issuer and the other Grantors to acknowledge such resignations and appointments for all purposes of the Note Documents and the Intercreditor Agreement. The Grantors are willing to so acknowledge such resignations and appointments as hereinafter set forth. The Resigning Agent is willing to execute this Agreement as provided below to consent to such resignations and appointments and the amendments of the Note Documents and the Intercreditor Agreement as hereinafter set forth.

Second Omnibus Amendment

Each of the Holders is, on the terms and conditions stated below, willing to grant such request and to amend each existing Note Document identified herein to which it is a party, as hereinafter set forth.

After giving effect to the Note Sale Contract, the Issuer and other Obligors would like to: (i) expressly and knowingly reaffirm their full liability under each of the Note Documents heretofore executed and delivered from time to time in favor of the Existing Holders, each of which shall, as of the date hereof, be in favor of all of the Holders and Circles, and agrees that such Note Documents shall remain in full force and effect and are hereby ratified and confirmed, (ii) expressly agree to be and remain liable under the terms of such Note Documents to which they are a party, (iii) acknowledge that they have no defense, offset, claim or counterclaim whatsoever against the Existing Holders, the Resigning Agent or Circles with respect to the Note Documents for which they are a party, (iv) acknowledge and agree that security interests and grant of collateral under the Note Documents are hereby ratified and remain in full force and effect and shall continue to serve as collateral for the Obligations of the Obligors to Circles, (v) acknowledges that there is no further obligation for any Holder to fund future advances, issue letters of credit, make new loans, or extend any further credit of any kind to the Obligors and (vi) acknowledge that the Notes are no longer convertible to equity pursuant to the terms of the Note Documents or otherwise and no portion of the interest, fees or principal under the Note Documents have been paid or will be paid in the form of stock or other equity based compensation.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:

ARTICLE I
DEFINITIONS

1.01    Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agreement” is defined in the preamble.

“Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied.

“Existing Holders” means the Original Initial Holder and the Original Incremental Holder.

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“Grantors” is defined in the preamble.

“Guarantor” is defined in the preamble.

“Holder” means a Holder (as defined in any Note).

“Incremental Notes” is defined in Exhibit A hereto.

“Initial Notes” is defined in Exhibit A hereto.

“Issuer” is defined in the preamble.

“Joinder Agreement” is defined in Exhibit A hereto.

“Note Documents” is defined in the Note Sale Contract.

“Notes” means the Initial Note and the Incremental Notes.

“Note Party” means, collectively, the Successor Initial Holder, the Successor Incremental Holders, the Resigning Agent and the Successor Agent.

“Note Sale Contract” means the Note Sale Contract dated as of April 25, 2022 among the Existing Holders and Circles.

“Obligors” is defined in the Note Sale Contract.

“Original Incremental Holder” is defined in the preamble.

“Original Initial Holder” is defined in the preamble.

“Resigning Agent” is defined in the preamble.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated as of June 8, 2020, between the Issuer and the Initial Holder, as amended from time to time.

“Security Agreement” means the Security Agreement dated as of June 8, 2020, among the Issuer, each Guarantor and the Collateral Agent, as amended from time to time.

“Senior Agent” is defined in the Intercreditor Agreement.

“Successor Agent” is defined in the preamble.

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1.02     Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Securities Purchase Agreement or the Security Agreement.

ARTICLE II
AMENDMENTS

2.01  Resignations. Effective as of the Agreement Effective Date, the Resigning Agent hereby resign in such capacities and each Obligor and each Holder hereby accepts such resignations. Each of the parties hereto agree and acknowledge that as of the Agreement Effective Date, the Resigning Agent shall have no obligations or liability whatsoever for the actions or omissions of the Successor Agent in relation to the Note Documents or any transaction associated with the same.

2.02  Appointments.

(a)   Effective as of the Agreement Effective Date, each Holder hereby appoints Circles as Successor Agent for all purposes of the Note Documents and the Intercreditor Agreement and as Secured Party under the Security Agreement. Circles hereby accepts such appointments and agrees to be bound by the Note Documents and the Intercreditor Agreement in such capacities. Effective as of the Agreement Effective Date, Circles shall succeed to, and be vested with, all of the rights, powers and duties of the Administrative Agent (if any) and Collateral Agent under the Securities Purchase Agreement and the other Note Documents. Each Holder and the Obligors hereby waive any requirement in the Securities Purchase Agreement or the Security Agreement that the Resigning Agent provide prior written notice of its resignation.

(b)   The parties hereto agree that neither the Resigning Agent, nor any of its affiliates, shall bear any responsibility or liability for any actions taken or omitted to be taken by the Successor Agent from and after the Agreement Effective Date pursuant to this Agreement, the Securities Purchase Agreement or the other Note Documents or any of the transactions contemplated thereby. The parties hereto agree that the Successor Agent and its affiliates shall bear no responsibility or liability for any actions taken or omitted to be taken by the Resigning Agent pursuant to this Agreement, the Securities Purchase Agreement or the other Note Documents or the transactions contemplated thereby.

(c)   From and after the Agreement Effective Date it is understood and agreed that the Successor Agent (i) shall have no responsibility or liability whatsoever for any actions taken or failures to take action (including, without limitation, any matters relating to payments, computations and accruals) for the period prior to the Agreement Effective Date and (ii) shall receive all of the benefits, indemnifications and exculpations provided for in the Securities Purchase Agreement and the other Note Documents.

(d)    In the event that, after the Agreement Effective Date, the Resigning Agent receives any principal, interest or other amount owing to any Holder or the Successor Agent under any Note Document, the Resigning Agent agrees that such payment shall be held in trust for the Successor Agent, and the Resigning Agent shall promptly forward without setoff or counterclaim such payment by wire transfer of immediately available funds to the Successor Agent.

2.03  Amendments. Effective as of the Agreement Effective Date, the Note Documents are hereby amended as follows:

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(a)   Securities Purchase Agreement. The Securities Purchase Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline attached as Exhibit A hereto;

(b)   Schedule of Buyers. The Schedule of Buyers attached to the Securities Purchase Agreement is hereby amended by deleting the Schedule of Buyers attached thereto in its entirety and replacing it with the schedule attached as Exhibit B-1 hereto. The outstanding amount of obligations under the Notes and all other indebtedness of the Obligors is set forth on Exhibit B-2 hereto;

(c)   [RESERVED]

2.04  Guarantor Acknowledgement.

(a)   Each Guarantor (i) consents and agrees to the terms of this Agreement and each Note Document, as amended and otherwise modified by this Agreement, and (ii) confirms and agrees that each of the Subsidiary Guaranty (as defined in the Security Agreement) and each other Security Document to which it is a party, is, and shall continue to be, in full force and effect.

(b)   On and after the Agreement Effective Date, (i) each reference in a Note Document to “hereunder”, “hereof” or words of like import shall mean and be a reference to such Note Document as amended and otherwise modified by this Agreement, (ii) each reference in any Note Document to the Administrative Agent (if any) shall mean and be a reference to the Successor Agent, (iii) each reference in a Note Document to the Collateral Agent shall mean and be a reference to the Successor Agent, (iv) each reference in the Security Agreement to the Secured Party shall mean and be a reference to the Successor Agent and (v) each reference in the Intercreditor Agreement to the Senior Agent shall mean and be a reference to the Successor Agent.

(c)   Each Guarantor and Grantor (and the Resigning Agent) hereby confirms the authorization of the Successor Agent pursuant to Section 4.1(b) of the Security Agreement to file an amendment to each financing statement naming such Grantor as debtor and the Successor Agent as secured party and to change the name and address of the secured party thereunder to the name and address of the Successor Agent. Each Guarantor and Grantor agrees to cause the execution of such agreements, instruments and other documents and any other action as may reasonably be necessary or desirable in connection with the Resigning Agent’s assignment, and the Successor Agent’s assumption, of all the rights, powers, privileges and duties of the Resigning Agent under the Note Documents and this Agreement (and the Resigning Agent hereby agrees to cooperate at the reasonable request of such Guarantor and Grantor, and at the sole cost and expense of such Guarantor and Grantor, to effect the foregoing).

2.05  Note Party Acknowledgement. Each Note Party acknowledges:

(a)   that each of the representations and warranties of the Issuer and the other Grantors, as applicable, under Section 3 of the Securities Purchase Agreement, under each Security Document and under each prior amendment to the Initial Note referred to in the recitals to this Agreement was made by such Grantor as of the date of such Note Document;

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(b)    receipt of the disclosure of the type described in Section 2(e) (Information) of the Securities Purchase Agreement as the Initial Purchaser may have requested on or prior to the date hereof, including current cash-flow projections of the Issuer and its Subsidiaries separately provided by the Issuer to the Note Parties as of the date hereof (which projections were prepared by the Issuer in good faith based upon assumptions the Issuer believes are reasonable as of the date hereof, it being understood that such projections are as to future events and are not to be viewed as facts, and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Issuer or any of its Subsidiaries, and that no assurance can be given that any particular projection will be realized and that actual results during the period covered thereby may differ significantly from the projected results and such differences may be material); and

(c)    notwithstanding each Note Party’s right to rely on the representations and warranties described in clause (a) of this Section as of the date such representation or warranty was made, except as expressly provided in Article IV of this Agreement, that each Grantor’s execution and delivery of this Agreement does not constitute any representation or warranty as of the date of this Agreement as to any matters set forth in the representations and warranties described in clause (a) of this Section, including, without limitation, any matters set forth in Section 3(m) (Insolvency) of the Securities Purchase Agreement).

2.06   Other Acknowledgments. Each party to this Agreement acknowledges:

(a)    that Events of Default have occurred and are continuing under the Note Documents as of the date hereof and no waiver of such Events of Default or agreement to forbear from exercising any rights or remedies under the Note Documents has been agreed by any Note Party under this Agreement.

(b)    that the Issuer will be issuing $6,000,000.00 of new senior notes and each Holder authorizes the Successor Agent, as agent for the Original Initial Holder to enter into an intercreditor agreement acknowledging the new senior priority notes.

ARTICLE III
CONDITIONS PRECEDENT and post-closing matters

3.01  Conditions of Effectiveness. This Agreement shall become effective when, and only when, each of the following conditions shall have been satisfied:

(a)   Delivery. the Successor Agent shall have received counterparts of this Agreement executed by each Grantor, the Initial Holder, the Resigning Agent;

(b)   Representations and Warranties. the representations and warranties of each Grantor contained in Article IV should be true and correct in all material respects; and

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(c)   Consummation of Note Sale Contract. the Note Sale Contract shall have been duly executed and the Closing Date (as defined in the Note Sale Contract) shall have occurred.

3.02   Post-Closing Matters. Promptly after the date hereof, the Obligors agree to use their commercially reasonable efforts to provide the following, and any other documents as may be reasonably requested or agreed to by the parties:

(a)    Amendments to the following Deposit Account Control Agreements:

(i)     Pareteum Corporation Capital One, N.A. Springing

(ii)    Pareteum Corporation Capital One, N.A. Non-Springing DACA

(iii)   Pareteum Corporation Silicon Valley Bank DACA

(iv)   Pareteum North America Corp. Silicon Valley Bank DACA

(v)    iPass Inc. Silicon Valley Bank DACA

(b)   Amendments to Intellectual Property Security Agreements

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

In order to induce Circles to enter into this Agreement, each Grantor, hereby represents and warrants that on and as of the Agreement Effective Date after giving effect to this Agreement:

4.01    Due Authorization; No Conflict. The execution and delivery by each Grantor of this Agreement and the performance by such Grantor of this Agreement and each Note Document to which such Grantor is a party, as amended and otherwise modified by this Agreement, have been duly authorized by all necessary corporate or other organizational action of such Grantor, and do not and will not: (a) contravene the terms of such Grantor’s organizational documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any contractual obligation to which such Grantor is a party (other than the Security Agreement and the other Security Documents) or affecting such Grantor or any properties of such Grantor or (ii) any order, injunction, writ or decree of any governmental entity or any arbitral award to which such Grantor or any of their property is subject; or (c) violate any applicable law to which such Grantor or any of their property is subject.

4.02    Enforceability. Each of this Agreement and each Note Document to which any Grantor is a party, as amended and otherwise modified by this Agreement, constitute a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.

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ARTICLE V
MISCELLANEOUS

5.01   Effect of Agreement. Each Note Document, as such Note Document may be specifically amended or otherwise modified by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.02   Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

5.03   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

5.04   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PARETEUM CORPORATION, as a Grantor

By:	/s/ Alexander Korff
Name: Alexander Korff
Title: Corporate Secretary

PARETEUM NORTH AMERICA CORP., as a Grantor and a Guarantor

By:	/s/ Alexander Korff
Name: Alexander Korff
Title: Corporate Secretary

DEVICESCAPE HOLDINGS, INC., as a Grantor and a Guarantor

By:	/s/ Alexander Korff
Name: Alexander Korff
Title: Corporate Secretary

IPASS INC., as a Grantor and a Guarantor

By:	/s/ Alexander Korff
Name: Alexander Korff
Title: Corporate Secretary

IPASS IP LLC, as a Grantor and a Guarantor

By:	/s/ Alexander Korff
Name: Alexander Korff
Title: Corporate Secretary

PARETEUM EUROPE B.V., as a Grantor and a Guarantor

By:	/s/ Alexander Korff
Name: Alexander Korff
Title: Corporate Secretary

Second Omnibus Amendment

HIGH TRAIL INVESTMENTS SA LLC as Resigning Agent

By:	/s/ Eric Helenek
Name: Eric Helenek
Title: Authorized Signatory

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CIRCLES MVNE PTE. LTD.
as Successor Agent

By:	/s/ Chee Kiong Mak
Name: Chee Kiong Mak
Title: Authorized Signatory

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EXHIBIT A

Amendments to Securities Purchase Agreement

[Intentionally omitted]

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EXHIBIT B

Amended Schedule of Buyers

[Intentionally omitted]

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